UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 12, 2018

Commission File Number: 001-37544

AMPLIPHI BIOSCIENCES CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	91-1549568
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3579 Valley Centre Drive, Suite 100

San Diego, California 92130

(Address of principal executive offices)

(858) 829-0829

(Registrant’s Telephone number)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events.

On October 12, 2018, we entered into an underwriting agreement with H.C. Wainwright & Co., LLC, relating to the issuance and sale of 16,537,500 shares of our common stock (or pre-funded warrants to purchase common stock in lieu thereof), and common warrants to purchase up to an aggregate of 16,537,500 shares of our common stock in an underwritten public offering. Each share of common stock and, as applicable, pre-funded warrant was sold together with a common warrant to purchase one share of common stock. The combined price to the public of each share of common stock and accompanying common warrant was $0.40, and $0.39 for each pre-funded warrant and accompanying common warrant. The pre-funded warrants are immediately exercisable at a price of $0.01 per share of common stock. The common warrants are immediately exercisable at a price of $0.40 per share of common stock and will expire five years from the date of issuance. The offering closed on October 16, 2018.  The shares of common stock and pre-funded warrants, and the accompanying common warrants, were issued separately and became immediately separable upon issuance.

We granted the underwriter a 30-day option to purchase up to an additional 2,480,625 shares of common stock and/or common warrants to purchase up to 2,480,625 shares of our common stock, at the public offering price less discounts and commissions. As of the date of this report, the option to purchase additional shares of our common stock has been exercised for 462,500 shares and the option to purchase additional common warrants has been exercised for common warrants exercisable for 962,500 shares. As of immediately following the closing of the offering, there were 32,293,308 shares of our common stock outstanding.

Gross proceeds to us from the offering, before deducting underwriting discounts and commissions and other offering expenses, were $6.8 million. We anticipate using the net proceeds from the offering for general corporate purposes, including manufacturing expenses, research and development expenses and general and administrative expenses. We believe that our existing resources, together with the net proceeds from the offering, will be sufficient to fund our planned operations until mid-2019. We cannot provide assurances that our plans will not change or that changed circumstances will not result in the depletion of our capital resources more rapidly than we currently anticipate.

A registration statement relating to these securities (File No. 333-226959) was declared effective by the Securities and Exchange Commission (“SEC”) on October 11, 2018.   The offering was made only by means of a prospectus forming a part of the effective registration statement.

The disclosures in this report shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Forward Looking Statements

Statements in this report that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, statements regarding our anticipated use of the net proceeds from the public offering and our belief that our existing resources, including the net proceeds from the offering, will be sufficient to fund our planned operations until mid-2019. Words such as “believe,” “anticipate,” “plan,” “expect,” “intend,” “will,” “may,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with our business and financial condition in general, including the risks and uncertainties described in our Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC, and subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2018	AmpliPhi Biosciences Corporation

	By:	/s/ Steve R. Martin
	Name:	Steve R. Martin
	Title:	Chief Financial Officer